Exhibit 99

                            Joint Filer Information


Name:  Empire GP, L.L.C.
Address:   1 Gorham Island, Westport, CT 06880
Designated Filer:  Empire Capital Partners, L.P.
Issuer:  Digital Video Systems, Inc. (DVID)
Date of Event Requiring Statement:   05/24/04

Signature: Empire GP, L.L.C.

                  By: /s/ Scott A. Fine
                  -----------------------------------------------------------
                      Name: Scott A. Fine
                      Title: member



Name:  Scott A. Fine
Address:   1 Gorham Island, Westport, CT 06880
Designated Filer:  Empire Capital Partners, L.P.
Issuer:  Digital Video Systems, Inc. (DVID)
Date of Event Requiring Statement:   05/24/04

Signature: Scott A. Fine

                  By: /s/ Scott A. Fine
                  -----------------------------------------------------------
                      Name: Scott A. Fine, individually